UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

January 27, 2012

NUANCE COMMUNICATIONS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-27038	94-3156479
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1 Wayside Road

Burlington, Massachusetts 01803

(Address of Principal Executive Offices)

(Zip Code)

Registrant’s telephone number, including area code: (781) 565-5000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07:	Submission of Matters to a Vote of Security Holders

On January 27, 2012, Nuance Communications, Inc. (the “Company”) held its 2012 Annual Meeting of Shareholders (the “Annual Meeting”). At the Annual Meeting, the shareholders approved the following five proposals by casting their votes as follows:

Proposal 1: To elect nine members of the Company’s Board of Directors:

Nominee	For	Against	Abstain	Broker Non-Votes
Paul Ricci	229,064,372	8,324,637	502,777	32,311,201
Robert Frankenberg	230,407,634	6,981,861	502,291	32,311,201
Patrick Hackett	211,674,747	25,706,745	510,294	32,311,201
William Janeway	211,633,036	25,748,013	510,737	32,311,201
Mark Laret	236,332,531	1,052,851	506,404	32,311,201
Katharine Martin	202,479,453	34,905,829	506,504	32,311,201
Mark Myers	230,351,134	7,033,294	507,358	32,311,201
Philip Quigley	236,280,967	1,104,006	506,813	32,311,201
Robert Teresi	235,894,678	1,489,384	507,724	32,311,201

Proposal 2: To approve an amendment to the Company’s 2000 Stock Plan to increase the shares available for issuance by 10,000,000 shares:

For	Against	Abstain	Broker Non-Votes
210,580,864	27,113,031	197,891	32,311,201

Proposal 3: To approve a non-binding advisory vote on executive officer compensation:

For	Against	Abstain	Broker Non-Votes
182,174,109	55,105,982	611,695	32,311,201

Proposal 4: To approve a non-binding advisory vote on the frequency of votes on executive officer compensation:

One Year	Two Years	Three Years	Abstain	Broker Non-Votes
225,696,003	567,316	11,417,659	211,808	32,311,201

Proposal 5: To ratify the appointment of BDO USA, LLP as the Company’s independent registered public accounting firm for the fiscal year ending September 30, 2012.

For	Against	Abstain
268,288,531	1,763,016	151,440

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NUANCE COMMUNICATIONS, INC.

Date: February 2, 2012	By:	/s/ Thomas L. Beaudoin
Thomas L. Beaudoin Chief Financial Officer